SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
March 25, 2011

BIOPHARM ASIA, INC.
___________________________
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-25487	88-0409159
(State of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

New Agriculture Development Park
Daquan Village, Tonghua County, Jilin Province, P.R. China	134115
(Address of principal executive offices)	(Zip Code)

011-86-435-5211804
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March  25, 2011, China Northern Pharmacy Holding Group Limited, a wholly-owned subsidiary of BioPharm Asia, Inc. (the “Company”), entered into an agreement to transfer all of the outstanding shares of its subsidiary Tonghua S&T Medical & Pharmacy Company Limited (“PHARMACY”) and its subsidiary Yunnan Silin Pharmaceutical Company Limited (“Silin”) to City Well International Limited for RMB 200 million, or approximately $30.5 million, based upon prevailing exchange rates.

PHARMACY is an operating company engaged in drug logistics and distribution in the People’s Republic of China (“PRC”) which as of December 31, 2010 owned and operated 360 retail drug stores.  In addition, PHARMACY owns 100% of Silin, a PRC company which is engaged in the sale of medicine products to hospitals and pharmacy shops.  Management of PHARMACY and Silin had expressed displeasure at being a public company and the Company determined that it was in the interests of the Company’s shareholders to consummate the sale as described herein rather than continue the dispute with the disgruntled management and, potentially, lose the entire value of the operations of PHARMACY and Silin without receiving any compensation.

It is anticipated that the closing of the transfer will occur on or before April 1, 2011.

Management of the Company will seek to apply the net proceeds of the transaction to the acquisition of one or more new businesses.

Item 7.01  Regulation FD Disclosure.

On March 28, 2011, BioPharm Asia, Inc. (the “Company”), reported that it has entered into a letter of intent to acquire 100% of the outstanding shares of  Hubei HolleyZhengyuan Pharmaceutical Company Limited ("HBHLZY").  HBHLZY, founded in November, 2004, is a wholesale distributor of pharmaceutical products, located at the CBD of Wuhan city, Hubei province.

A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed as "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liability of such Section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits

No.	Description

10.1	Agreement on Share Transfer dated March 25, 2011 by and among China Northern Pharmacy Holding Group Limited, BioPharm Asia, Inc. and City Well International Limited.

99.1	Press Release: BioPharm Asia in Negotiations to Acquire Hubei Holley Zhengyuan Pharmaceutical Company Limited

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2011

BIOPHARM ASIA, INC.

By:	/s/ Xia Yang Hu
Xia Yang Hu Chief Executive Officer

EXHIBIT INDEX

No.	Description

10.1	Agreement on Share Transfer dated March 25, 2011 by and among China Northern Pharmacy Holding Group Limited, BioPharm Asia, Inc. and City Well International Limited.

99.1	Press Release: BioPharm Asia in Negotiations to Acquire Hubei Holley Zhengyuan Pharmaceutical Company Limited